UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2012

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Agreement.

Underwriting Agreement

On August 6, 2012, MarkWest Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, its wholly-owned subsidiary MarkWest Energy Finance Corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), certain wholly-owned subsidiaries of the Partnership named therein (the “Subsidiary Guarantors” and, together with the Issuers, the “MarkWest Entities”) and Wells Fargo Securities, LLC, as the representative of the several underwriters, with respect to the issuance and sale in an underwritten public offering (the “Offering”) of $750,000,000 in aggregate principal amount of the Issuers’ 5.5% senior unsecured notes due 2023 (the “Notes”).

The Underwriting Agreement contains customary representations, warranties and agreements by the MarkWest Entities to the Underwriters for certain liabilities under the Securities Act.

The foregoing description is a brief summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations under the Underwriting Agreement. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Eighth Supplemental Indenture for 5.5% Senior Notes due 2023

On August 10, 2012, the Issuers completed the public offering of the Notes, which are fully and unconditionally guaranteed on a senior unsecured basis by the Subsidiary Guarantors, which also guarantee all of the Issuers’ outstanding series of senior notes.

The terms of the Notes are governed by the Indenture, dated as of November 2, 2010 (the “Indenture”), by and among the Issuers, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Eighth Supplemental Indenture, dated as of August 10, 2012 (the “Eighth Supplemental Indenture”). The Notes will mature on February 15, 2023. Interest is payable each February 15 and August 15, commencing February 15, 2013, and will accrue from August 10, 2012. The Issuers may redeem some or all of the Notes at any time on or after August 15, 2017 at the redemption prices specified in the Eighth Supplemental Indenture. Before August 15, 2015, the Issuers may also redeem up to 35% of the Notes in an amount not to exceed the net proceeds of certain equity offerings. The Issuers may also redeem the Notes prior to August 15, 2017 upon payment of the make-whole premium specified in the Eighth Supplemental Indenture. If the Partnership or any of its Restricted Subsidiaries (as defined in the Eighth Supplemental Indenture) sells certain of its assets and does not reinvest the proceeds to repay senior indebtedness or upon certain changes in control, the Partnership must offer to repurchase the Notes. The Notes are unsecured, rank equally with all of each Issuer’s existing and future senior debt and rank senior to all of each Issuer’s future subordinated debt. The Notes are structurally subordinated to all of each Issuer’s existing and future secured debt to the extent of the value of collateral securing such debt.

The Eighth Supplemental Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to (i) borrow money; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make investments; (iv) use assets as collateral in other transactions; (v) engage in sale and leaseback transactions; (vi) sell certain assets or merger with or into other companies; (vii) engage in transactions with affiliates; and (viii) engage in unrelated businesses. These covenants are subject to a number of important exceptions and qualifications. If at any time the Notes are rated investment grade by either Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and no Default (as defined in the Eighth Supplemental Indenture) has occurred and is continuing, many of such covenants will terminate and the Partnership and its subsidiaries will cease to be subject to such covenants.

The Eighth Supplemental Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Partnership to comply for 90 days after notice with the provisions of the Eighth Supplemental Indenture relating to periodic reports of the Partnership as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (v) failure by the Partnership to comply for 30 days after notice with provisions of the Eighth Supplemental Indenture relating to change of control or asset sales or certain covenants described in the Eighth Supplemental Indenture (provided that notice need not be given and an Event of Default shall occur, 30 days after any breach of the covenants relating to restricted payments or incurrence of indebtedness and issuance of disqualified equity) in each case other than a failure to purchase Notes which will constitute an Event of Default under (ii) above and other than a failure to comply with certain covenants relating to merger, consolidation or sale of assets which will constitute an Event of Default under (iii) above and other than a failure to comply with certain provisions relating to periodic reports by the Partnership which will constitute an Event of Default under (iv) above; (vi) failure by the Partnership to comply for 60 days after notice with any of the other agreements in the Eighth Supplemental Indenture; (vii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by either Issuer or any of the Partnership’s Restricted Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Restricted Subsidiaries), if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (viii) failure by either Issuer or any of the Partnership’s Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (ix) except as permitted by the Eighth Supplemental Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its guarantee of the Notes; and (x) certain events of bankruptcy or insolvency described in the Eighth Supplemental Indenture with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to either Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the notes to be due and payable immediately.

Other material terms of the Notes, the Indenture and the Eighth Supplemental Indenture are described in the prospectus supplement, dated August 6, 2012, as filed by the Issuers and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on August 7, 2012. The foregoing description of the Eighth Supplemental Indenture is qualified in its entirety by reference to such Eighth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

The Issuers and the Subsidiary Guarantors registered the sale of the Notes and the underlying guarantees with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-164323) filed on January 13, 2010, as amended by Post-Effective Amendment No. 1 to Form S-3, filed on February 9, 2011, as further amended by Post-Effective Amendment No. 2 to Form S-3, filed on October 25, 2011, and as further amended by Post-Effective Amendment No. 3 to Form S-3, filed on August 6, 2012.

ITEM 7.01. Regulation FD Disclosure

On August 6, 2012, the Partnership issued a press release announcing the Offering and a press release announcing the pricing of an upsized Offering. On August 10, 2012, the Partnership issued a press release announcing the completion of the Offering. Copies of the press releases are furnished as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
1.1

Underwriting Agreement, dated as of August 6, 2012, by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Securities, LLC, as the representative of the several underwriters.

4.1

Eighth Supplemental Indenture, dated as of August 10, 2012, by and among MarkWest Energy Partners, L.P., MarkWest Energy Finance Corporation, the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 5.5% Senior Notes due 2023 (included in Exhibit 4.1).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	Press release dated August 6, 2012, announcing the offering of the notes.

99.2	Press release dated August 6, 2012, announcing the pricing of an upsized offering of the notes.

99.3	Press release dated August 10, 2012, announcing the completion of the offering of the notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: August 10, 2012	By:	/s/ NANCY K. BUESE
Nancy K. Buese Senior Vice President and Chief Financial Officer